UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): October 4, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada	002-90539	59-2262718
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation
Item 3.02  Unregistered Sales of Equity Securities

Closing on First Tranche of Private Placement.  On October 4, 2007, we completed the first tranche of a private placement of up to 20 units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this first tranche, we sold 5 units for aggregate gross proceeds of $500,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on October 4, 2008, at a price of $0.50 per share.

The promissory notes and accrued but unpaid interest thereon shall automatically convert on October 4, 2008 at a conversion price of $0.069328632 per share, which is equal to a 30% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the holder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the notes on three days notice.  The promissory notes bear interest at the rate of 10% per annum and are due and payable in full on October 4, 2008.

Until the principal and accrued but unpaid interest under the promissory notes is paid in full, or converted into our common stock, the promissory notes will be secured by a security interest in all of our assets.  This security interest will be pari passu with the security interest granted to the holders of an aggregate principal amount of $1,100,000 of secured convertible promissory notes bearing interest at 10% per annum issued between April 2007 and October 2007.

The Warrants are exercisable for a four year period commencing on October 4, 2008, and expiring on October 3, 2012, at a price of $0.50 per share.  Each warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) October 4, 2010, and (ii) the date our common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

Issuance and Sale of Promissory Note and Warrant.  In addition to the first tranche of a private placement on the terms described above, on October 4, 2007, we issued and sold a $50,000 10% Secured Convertible Promissory Note and a warrant to purchase 100,000 shares of our common stock.  The note and accrued but unpaid interest thereon is convertible into shares of our common stock at a price of $0.50 per share by the holder at any time from October 4, 2007 to October 3, 2008, and shall automatically convert at a conversion price of $0.079232722 per share, which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance.  At any time prior to conversion, we have the right to prepay the note and accrued but unpaid interest thereon upon three days notice (during which period the holder can elect to convert the note).  Until the principal and interest under the note are paid in full, or converted into our common stock, the note will be secured by a security interest in all of our assets.  This security interest will be pari passu with the security interest granted to the holders of $500,000 10% Principal Amount Secured Promissory Notes issued on October 4, 2007 described above and with the security interest granted to the holders of an aggregate principal amount of $1,100,000 of secured convertible promissory notes bearing interest at 10% per annum issued between April 2007 and October 2007.

The warrant is exercisable for a four year period commencing on October 4, 2008, and expiring on October 3, 2012, at a price of $0.50 per share.  Each warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) October 3, 2010, and (ii) the date our common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

Arjent Limited, a registered broker dealer firm, (the “Placement Agent”) acted as our placement agent in connection with the offering.  We paid the Placement Agent commissions and discounts aggregating $200,000.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc.

Exhibit 10.3	Form of Warrant Agreement of Applied DNA Sciences, Inc.

Exhibit 10.4	Form of Warrant Agreement of Applied DNA Sciences, Inc., previously filed as an Exhibit to our Current Report on Form 8-K on August 3, 2007 and incorporated herein by reference.

Exhibit 10.5	Form of Warrant Agreement of Applied DNA Sciences, Inc., previously filed as an Exhibit to our Current Report on Form 8-K on August 3, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: October 11, 2007